Exhibit 23.1
CONSENTOF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation in this Amendment No. 10 to the Registration Statement on Form F-1 of our report dated January 4, 2023 relating to the financial statements of Lead Real Estate Co., Ltd as of June 30, 2022 and 2021 and to all references to our firm included in this Registration Statement.
/s/ BF Borgers CPA PC
Certified Public Accountants
Lakewood, CO
August 16, 2023